HealthEquity Reports Second Quarter Ended July 31, 2021 Financial Results
Highlights of the second quarter include:
•Revenue of $189.1 million, an increase of 7% compared to $176.0 million in Q2 FY21.
•Net loss of $3.8 million, compared to net loss of $0.1 million in Q2 FY21, with non-GAAP net income of $33.4 million, compared to $30.1 million in Q2 FY21.
•Net loss per diluted share of $0.05, compared to net loss per diluted share of less than one half of one cent in Q2 FY21, with non-GAAP net income per diluted share of $0.40, compared to $0.42 in Q2 FY21.
•Adjusted EBITDA of $65.5 million, an increase of 9% compared to $60.0 million in Q2 FY21.
•6.0 million HSAs, an increase of 11% compared to Q2 FY21.
•$15.5 billion Total HSA Assets, an increase of 27% compared to Q2 FY21.
•13.1 million Total Accounts, including both HSAs and complementary CDB accounts, an increase of 5% compared to Q2 FY21.
Draper, Utah – September 8, 2021 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") non-bank custodian, today announced financial results for its second quarter ended July 31, 2021.
"HealthEquity is built for growth as the team showed in the second fiscal quarter, delivering a record 180,000 new HSAs and 27% year-over-year HSA Asset growth,” said Jon Kessler, President and CEO of HealthEquity. “With our organic momentum and the Further and Fifth-Third HSA portfolio acquisitions planned to close later this fiscal year, Team Purple is positioned to gain market share in FY22 and exit the year with strong momentum."
Second quarter financial results
Revenue for the second quarter ended July 31, 2021 of $189.1 million increased 7% compared to $176.0 million for the second quarter ended July 31, 2020. Revenue this quarter included: service revenue of $109.2 million, custodial revenue of $48.8 million, and interchange revenue of $31.1 million.
HealthEquity reported a net loss of $3.8 million, or $0.05 per diluted share, and non-GAAP net income of $33.4 million, or $0.40 per diluted share, for the second quarter ended July 31, 2021. The Company reported a net loss of $0.1 million, or less than one half of one cent per diluted share, and non-GAAP net income of $30.1 million, or $0.42 per diluted share, for the second quarter ended July 31, 2020.
Adjusted EBITDA was $65.5 million for the second quarter ended July 31, 2021, an increase of 9% compared to $60.0 million for the second quarter ended July 31, 2020. Adjusted EBITDA was 35% of revenue compared to 34% for the second quarter ended July 31, 2020.
Account and asset metrics
HealthEquity reported sales of 180,000 new HSAs in the second quarter ended July 31, 2021, compared to 108,000 in the second quarter ended July 31, 2020. HSAs as of July 31, 2021 were approximately 6.0 million, an increase of 11% year over year, including 402,000 HSAs with investments, an increase of 42% year over year. Total Accounts as of July 31, 2021 were 13.1 million, including 7.2 million other consumer-directed benefits ("CDBs").
Total HSA Assets as of July 31, 2021 were $15.5 billion, an increase of 27% year over year. Total HSA Assets included $10.0 billion of HSA cash and $5.4 billion of HSA investments. Client-held funds, which are deposits held on behalf of our Clients to facilitate administration of our CDBs, and from which we generate custodial revenue, were $0.8 billion as of July 31, 2021.
WageWorks integration
HealthEquity completed its acquisition of WageWorks on August 30, 2019. As of July 31, 2021, we have achieved approximately $70 million of the approximately $80 million in annualized ongoing net synergies we expect to achieve by the end of fiscal year 2022.
Business outlook
For the fiscal year ending January 31, 2022, management expects revenues of $755 million to $765 million. Its outlook for net loss is between $17 million and $13 million, resulting in net loss of $0.20 to $0.15 per diluted share. Its outlook for non-GAAP net income, calculated using the method described below, is between $122 million and $126 million, resulting in non-GAAP net income per diluted share of $1.45 to $1.50 (based on an estimated 84 million diluted weighted-average shares outstanding). Management expects Adjusted EBITDA of $241 million to $247 million. This outlook includes the potential impact from the acquisition of the Fifth Third Bank HSA portfolio, which is expected to close by the end of the Company's fiscal third quarter. This outlook does not include any potential impact from the Further acquisition, except for associated merger integration expenses incurred through July 31, 2021.
The Company has entered into two agreements to acquire Further: (1) an agreement to acquire all cash balances and investment assets included in any voluntary employee beneficiary association (“VEBA”) account that is funding a health reimbursement arrangement (either Section 501(c)(9) or Section 115 trusts) and all contracts related exclusively thereto, which is anticipated to close on January 31, 2022, and (2) an amended agreement to acquire the remainder of the Further business, with a target closing date on November 1, 2021. Accordingly, the Company's financial results are expected to include a portion of Further's operating results from the closing date through the end of fiscal year 2022. In addition to the outlook for the HealthEquity standalone business above, management expects Further revenue for that period to be between $10 million and $12 million.
See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Wednesday, September 8, 2021 to discuss the second quarter 2022 financial results. The conference call will be accessible by dialing 844-791-6252, or 661-378-9636 for international callers, and referencing conference ID 1425679. A live audio webcast of the call will also be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, and other certain non-operating items.
•Non-GAAP net income is calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, and gains and losses on equity securities, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for our more than 13 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•the impact of the ongoing COVID-19 pandemic on the Company, its operations and its financial results;
•our ability to realize the anticipated financial and other benefits from combining the operations of WageWorks with our business in an efficient and effective manner;
•our ability to close the acquisition of Further and integrate the Further business successfully;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged health savings accounts and other consumer-directed benefits;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•recent and potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology and communications systems and successfully manage our growth;
•our ability to protect our brand and other intellectual property rights; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact
Richard Putnam
801-727-1209
rputnam@healthequity.com

HealthEquity, Inc. and its subsidiaries
Condensed consolidated balance sheets

(in thousands, except par value)	July 31, 2021	January 31, 2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$753,754	$328,803
Accounts receivable, net of allowance for doubtful accounts of $5,824 and $4,239 as of July 31, 2021 and January 31, 2021, respectively	74,223	72,767
Other current assets	32,637	58,607
Total current assets	860,614	460,177
Property and equipment, net	27,382	29,106
Operating lease right-of-use assets	83,768	89,508
Intangible assets, net	770,329	767,003
Goodwill	1,363,568	1,327,193
Other assets	42,973	37,420
Total assets	$3,148,634	$2,710,407
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$4,696	$1,614
Accrued compensation	40,154	50,670
Accrued liabilities	49,098	75,880
Current portion of long-term debt	78,125	62,500
Operating lease liabilities	13,051	14,037
Total current liabilities	185,124	204,701
Long-term liabilities
Long-term debt, net of issuance costs	895,449	924,217
Operating lease liabilities, non-current	69,998	74,224
Other long-term liabilities	20,091	8,808
Deferred tax liability	115,306	119,729
Total long-term liabilities	1,100,844	1,126,978
Total liabilities	1,285,968	1,331,679
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of July 31, 2021 and January 31, 2021, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 83,608 and 77,168 shares issued and outstanding as of July 31, 2021 and January 31, 2021, respectively	8	8
Additional paid-in capital	1,648,743	1,158,372
Accumulated earnings	213,915	220,348
Total stockholders’ equity	1,862,666	1,378,728
Total liabilities and stockholders’ equity	$3,148,634	$2,710,407

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of operations and comprehensive income (loss) (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands, except per share data)	2021	2020	2021	2020
Revenue
Service revenue	$109,182	$103,805	$211,716	$215,076
Custodial revenue	48,776	46,909	95,754	93,808
Interchange revenue	31,145	25,325	65,835	57,166
Total revenue	189,103	176,039	373,305	366,050
Cost of revenue
Service costs	67,334	65,246	137,966	136,259
Custodial costs	4,824	4,998	9,833	10,043
Interchange costs	4,974	4,011	10,419	9,890
Total cost of revenue	77,132	74,255	158,218	156,192
Gross profit	111,971	101,784	215,087	209,858
Operating expenses
Sales and marketing	15,476	12,167	29,562	23,622
Technology and development	37,898	30,654	73,367	61,732
General and administrative	22,812	20,493	43,499	39,491
Amortization of acquired intangible assets	20,289	19,077	40,103	37,779
Merger integration	16,371	10,365	25,178	23,135
Total operating expenses	112,846	92,756	211,709	185,759
Income (loss) from operations	(875)	9,028	3,378	24,099
Other expense
Interest expense	(7,254)	(8,895)	(13,943)	(21,158)
Other income (expense), net	344	(824)	(3,286)	(1,588)
Total other expense	(6,910)	(9,719)	(17,229)	(22,746)
Income (loss) before income taxes	(7,785)	(691)	(13,851)	1,353
Income tax benefit	(3,967)	(543)	(7,418)	(325)
Net income (loss) and comprehensive income (loss)	$(3,818)	$(148)	$(6,433)	$1,678
Net income (loss) per share:
Basic	$(0.05)	$0.00	$(0.08)	$0.02
Diluted	$(0.05)	$0.00	$(0.08)	$0.02
Weighted-average number of shares used in computing net income (loss) per share:
Basic	83,481	72,343	82,628	71,669
Diluted	83,481	72,343	82,628	72,971

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Six months ended July 31,
(in thousands)	2021	2020
Cash flows from operating activities:
Net income (loss)	$(6,433)	$1,678
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	64,819	56,106
Stock-based compensation	28,416	18,834
Amortization of debt issuance costs	2,482	2,533
Change in fair value of contingent consideration	1,011	—
Other non-cash items	(752)	1,145
Deferred taxes	(4,051)	(568)
Changes in operating assets and liabilities:
Accounts receivable, net	(230)	628
Other assets	20,636	(3,187)
Operating lease right-of-use assets	6,060	5,563
Accrued compensation	(10,639)	(13,854)
Accounts payable, accrued liabilities, and other current liabilities	(30,213)	30
Operating lease liabilities, non-current	(4,556)	(5,723)
Other long-term liabilities	1,616	5,477
Net cash provided by operating activities	68,166	68,662
Cash flows from investing activities:
Acquisitions, net of cash acquired	(49,533)	—
Purchases of software and capitalized software development costs	(32,097)	(21,787)
Purchases of property and equipment	(6,352)	(8,987)
Acquisition of intangible member assets	(2,653)	(24,922)
Proceeds from sale of equity securities	2,367	—
Net cash used in investing activities	(88,268)	(55,696)
Cash flows from financing activities:
Proceeds from follow-on equity offering, net of payments for offering costs	456,642	287,318
Principal payments on long-term debt	(15,625)	(215,625)
Settlement of client-held funds obligation, net	(2,636)	(10,292)
Proceeds from exercise of common stock options	6,672	2,817
Net cash provided by financing activities	445,053	64,218
Increase in cash and cash equivalents	424,951	77,184
Beginning cash and cash equivalents	328,803	191,726
Ending cash and cash equivalents	$753,754	$268,910

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cash flows (unaudited) (continued)

	Six months ended July 31,
(in thousands)	2021	2020
Supplemental cash flow data:
Interest expense paid in cash	$9,838	$17,659
Income tax payments (refunds), net	(5,545)	798
Supplemental disclosures of non-cash investing and financing activities:
Purchases of software and capitalized software development costs included in accounts payable, accrued liabilities, or accrued compensation	4,077	1,262
Purchases of property and equipment included in accounts payable or accrued liabilities	357	1,104
Contingent consideration recognized at acquisition	8,147	—
Exercise of common stock options receivable	119	66
Purchases of intangible member assets	—	58
Additions to goodwill due to measurement period adjustments	—	1,177
Follow-on equity offering costs accrued during the period	—	540
Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive income (loss) is as follows:

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2021	2020	2021	2020
Cost of revenue	$3,068	$2,065	$5,471	$3,528
Sales and marketing	2,660	1,818	4,848	2,776
Technology and development	3,693	2,493	6,706	5,410
General and administrative	6,196	5,062	11,391	7,120
Other expense (1)	—	—	342	—
Total stock-based compensation expense	$15,617	$11,438	$28,758	$18,834
(1)Equity-based awards exchanged for cash in connection with the Luum acquisition.
Total Accounts (unaudited)

(in thousands, except percentages)	July 31, 2021	July 31, 2020	% Change	January 31, 2021
HSAs	5,972	5,384	11%	5,782
New HSAs from sales - Quarter-to-date	180	108	67%	370
New HSAs from sales - Year-to-date	295	213	38%	687
New HSAs from acquisitions - Year-to-date	—	—	n/a	—
HSAs with investments	402	284	42%	333
CDBs	7,171	7,090	1%	7,028
Total Accounts	13,143	12,474	5%	12,810
Average Total Accounts - Quarter-to-date	13,358	12,416	8%	12,659
Average Total Accounts - Year-to-date	13,114	12,602	4%	12,604

HSA Assets (unaudited)

(in millions, except percentages)	July 31, 2021	July 31, 2020	% Change	January 31, 2021
HSA cash with yield (1)	$9,938	$8,626	15%	$9,875
HSA cash without yield (2)	90	344	(74)%	244
Total HSA cash	10,028	8,970	12%	10,119
HSA investments with yield (1)	5,351	3,046	76%	4,078
HSA investments without yield (2)	92	195	(53)%	138
Total HSA investments	5,443	3,241	68%	4,216
Total HSA Assets	15,471	12,211	27%	14,335
Average daily HSA cash with yield - Year-to-date	9,838	8,332	18%	8,599
Average daily HSA cash with yield - Quarter-to-date	$9,850	$8,380	18%	$9,060
(1)HSA Assets that generate custodial revenue.
(2)HSA Assets that do not generate custodial revenue.
Client-held funds (unaudited)

(in millions, except percentages)	July 31, 2021	July 31, 2020	% Change	January 31, 2021
Client-held funds (1)	$810	$840	(4)%	$986
Average daily Client-held funds - Year-to-date (1)	876	861	2%	847
Average daily Client-held funds - Quarter-to-date (1)	853	891	(4)%	848
(1)Client-held funds that generate custodial revenue.
Net income (loss) reconciliation to Adjusted EBITDA (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2021	2020	2021	2020
Net income (loss)	$(3,818)	$(148)	$(6,433)	$1,678
Interest income	(533)	(76)	(941)	(676)
Interest expense	7,254	8,895	13,943	21,158
Income tax benefit	(3,967)	(543)	(7,418)	(325)
Depreciation and amortization	12,762	9,522	24,716	18,327
Amortization of acquired intangible assets	20,289	19,077	40,103	37,779
Stock-based compensation expense	15,617	11,438	28,416	18,834
Merger integration expenses	16,371	10,365	25,178	23,135
Acquisition costs (gains) (1)	1,665	(28)	7,604	66
Gain on equity securities	(1,677)	—	(1,677)	—
Other (2)	1,552	1,500	999	3,034
Adjusted EBITDA	$65,515	$60,002	$124,490	$123,010
(1)For the six months ended July 31, 2021, acquisition costs included $0.3 million of stock-based compensation expense.
(2)For the three months ended July 31, 2021 and 2020, other consisted of amortization of incremental costs to obtain a contract of $1.4 million and $0.6 million, respectively, and other costs, net, of $0.2 million and $0.9 million, respectively. For the six months ended July 31, 2021 and 2020, other consisted of amortization of incremental costs to obtain a contract of $2.6 million and $0.8 million, respectively, and other income of $1.6 million and other costs of $2.2 million, respectively.

Reconciliation of net loss outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2022
Net loss	$(17) - (13)
Interest income	(2)
Interest expense	26
Income tax benefit	(7) - (5)
Depreciation and amortization	52
Amortization of acquired intangible assets	82
Stock-based compensation expense	58
Merger integration expenses	36
Other expense	13
Adjusted EBITDA	$241 - 247

Reconciliation of net income (loss) to non-GAAP net income (unaudited)

	Three months ended July 31,		Six months ended July 31,		Outlook for the year ending
(in millions, except per share data)	2021	2020	2021	2020	January 31, 2022
Net income (loss)	$(4)	$—	$(6)	$2	$(17) - (13)
Income tax provision (benefit)	(4)	(1)	(8)	(1)	(7) - (5)
Income (loss) before income taxes - GAAP	(8)	(1)	(14)	1	(24) - (18)
Non-GAAP adjustments:
Amortization of acquired intangible assets	20	19	40	38	82
Stock-based compensation expense	16	12	29	19	58
Merger integration expenses	16	10	25	23	36
Acquisition costs	2	—	8	—	11
Gain on equity securities	(2)	—	(2)	—	(1)
Total adjustments to income (loss) before income taxes - GAAP	52	41	100	80	186
Income before income taxes - Non-GAAP	44	40	86	81	162 - 168
Income tax provision - Non-GAAP (1)	11	10	22	20	40 - 42
Non-GAAP net income	33	30	64	61	122 - 126

Diluted weighted-average shares	83	72	83	73	84
Non-GAAP net income per diluted share (2)	$0.40	$0.42	$0.78	$0.83	$1.45 - 1.50
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2)Non-GAAP net income per diluted share may not calculate due to rounding of non-GAAP net income and diluted weighted-average shares.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets	HSA members' deposits with our federally insured custodial depository partners and custodial cash placed in annuity contracts with our insurance company partners. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.
Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs.
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA	Adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, and other certain non-operating items.
Non-GAAP net income
Calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, and gains and losses on equity securities, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.